UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2015

Hipcricket, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 110th Avenue NE, Suite 410
Bellevue, WA  98004
(Address of Principal Executive Offices)

(855) 423-5433
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Modified SEC Reporting

As previously disclosed, on January 20, 2015, Hipcricket, Inc. (the “Company”) filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  During the pendency of the bankruptcy proceedings, the Company has adopted a modified reporting program with respect to its reporting obligations under federal securities laws.  In lieu of filing annual reports on Form 10-K and quarterly reports on Form 10-Q, each month the Company will file with the Securities and Exchange Commission (“SEC”) a current report on Form 8-K that will have attached to it the monthly financial report required by the Bankruptcy Court.  Accordingly, the Company will not file an annual report on Form 10-K for the year ended February 28, 2015.  The Company will continue to file current reports on Form 8-K as required by federal securities laws.  The Company believes that this modified reporting program is consistent with the protection of its investors as set forth in Exchange Act Release No. 9660, dated June 30, 1972.

Monthly Operating Report

On March 20, 2015, the Company filed its unaudited and unreviewed monthly operating report for the reporting period of January 20, 2015 through February 28, 2015 (the “Monthly Report”) with the Bankruptcy Court.  A copy of the Monthly Report is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company cautions readers not to place undue reliance upon the information contained in the Monthly Report.  Information in the Monthly Report reflects only information related to the Company.  The Monthly Report contains financial statements and other financial information that has not been audited or reviewed by independent accountants and may be subject to further review and potential adjustment.  The Monthly Report is in a format prescribed by applicable bankruptcy laws, was prepared solely for the purpose of complying with the monthly reporting requirements in the Company’s bankruptcy proceedings and contains information that is less comprehensive than, and for periods that are shorter or different from those, required in periodic reports filed with the SEC under the Securities Exchange Act of 1934, as amended.  The information set forth in the Monthly Report should not be viewed as representative of the Company’s expected operating results for future periods.

For access to the Bankruptcy Court documents and other general information about the Company’s bankruptcy case (In re Hipcricket, Case No. 15-10104), please visit www.omnimgt.com/hipcricket.  Information contained on or accessible through such website is not part of this Current Report.

Cautionary Note Regarding the Chapter 11 Case

The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Company’s bankruptcy proceedings is highly speculative and poses substantial risks.  Under the proposed plan of reorganization of the Company (the “Plan”), shares of Company common stock outstanding on the effective date of the Plan will automatically be deemed cancelled and extinguished, and the Company’s stockholders will not be entitled to receive or retain any cash, securities or other property on account of their cancelled and extinguished common shares.  As a result, the Company expects that its currently outstanding common stock has no value.  The Company’s common stock continues to be quoted on the “No Information” tier of the OTC Pink marketplace operated by OTC Markets, Inc.  Trading prices of the Company’s common stock may bear little or no relation to actual value.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.  Among other things, the consummation of the Plan and occurrence of the effective date is subject to the satisfaction of numerous conditions, including confirmation of the Plan and entry by the Bankruptcy Court of a confirmation order in form and substance acceptable to the plan sponsor in its reasonable discretion.  The Company’s stockholders are cautioned that the foregoing discussion does not enumerate or contain all of the terms, provisions and conditions contained in the Plan, and is subject to, and qualified in its entirety by, the full text of the Plan and related disclosure statement, each as may be amended from time to time. The Company’s stockholders are encouraged to review the Plan and accompanying disclosure statement at www.omnimgt.com/hipcricket for the terms thereof.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

No.	Description
99.1	Monthly Operating Report for the reporting period beginning January 20, 2015 and ending February 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hipcricket, Inc.
(Registrant)

Date: March 30, 2015	By:	/s/ Todd E. Wilson
Todd E. Wilson
Chief Executive Officer